As filed with the Securities and Exchange Commission on January 22, 2021

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CELSION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-1256615 (I.R.S. Employer Identification No.)

997 Lenox Drive, Suite 100

Lawrenceville, New Jersey 08648

(609) 896-9100

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Michael H. Tardugno

President and Chief Executive Officer

997 Lenox Drive, Suite 100

Lawrenceville, New Jersey 08648

(609) 896-9100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven G. Canner

Baker & McKenzie LLP

452 Fifth Avenue

New York, New York 10018

(212) 626 4884

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-227236

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
		Emerging growth company	[ ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price (1)	Amount of registration fee(2)
Common Stock, par value $0.01 per share	$3,525,952	$385

(1) Estimated solely for purpose of calculating the amount of registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended.

(2) Calculated based on Rule 457(o) based on an estimate of the proposed maximum offering price.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional securities pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, the exhibit index, and exhibits. Pursuant to Rule 462(b), the contents of the registration statement on Form S-3 (Registration No. 333-227236), including all amendments and exhibits thereto, which was declared effective by the Commission on October 12, 2018, are incorporated herein by reference into this registration statement and this registration statement is being filed solely for the purpose of registering an increase in the maximum aggregate offering price of $3,525,952.

EXHIBIT INDEX

5.1	Opinion of Baker & McKenzie LLP
23.1	Consent of WithumSmith+Brown, PC.
23.2	Consent of Baker & McKenzie LLP (included in Exhibit 5.1).
24.1	Powers of attorney (included on the signature page hereto)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lawrenceville, State of New Jersey, on January 22, 2021.

CELSION CORPORATION

By:	/s/ Michael H. Tardugno
Name:	Michael H. Tardugno
Title:	Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Celsion Corporation, a Delaware corporation, do hereby constitute and appoint Michael H. Tardugno and Jeffrey W. Church, and each of them individually, as the lawful attorneys-in-fact and agents, each with full power of substitution or re-substitution, with full power and authority to do any and all acts and things in our name and on our behalf in our capacities as officers and directors and to execute any and all instruments for us and in our names in the capacities indicated below which said attorneys-in-fact and agents, or either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act, and any rules or regulation or requirements of the SEC in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or either one of them, shall do or cause to be done by virtue hereof. This power of attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated. Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons on January 22, 2021 in the capacities indicated.

Signature	Title

/s/ Michael H. Tardugno	Chairman, President, Chief Executive Officer and Director
Michael H. Tardugno	(Principal Executive Officer)

/s/ Jeffrey W. Church	Executive Vice President and Chief Financial Officer
Jeffrey W. Church	(Principal Financial Officer)

/s/ Timothy J. Tumminello	Controller and Chief Accounting Officer
Timothy J. Tumminello	(Principal Accounting Officer)

/s/ Robert W. Hooper	Director
Robert W. Hooper

/s/ Augustine Chow	Director
Augustine Chow, Ph.D.

/s/ Frederick J. Fritz	Director
Frederick J. Fritz

/s/ Donald P. Braun	Director
Donald P. Braun, Ph.D.

/s/ Andreas Voss	Director
Andreas Voss, M.D.